Exhibit 10.7

EXECUTION COPY

INVESTMENT AGREEMENT

This INVESTMENT AGREEMENT (the “Agreement”), dated as of July 11 2016 (the “Execution Date”), is entered into by and between HealthLynked Corp. (the “Company”), a Nevada corporation, with its principal executive offices at 1726 Medical Blvd Suite 101 Naples, FL 34110, and Iconic Holdings, LLC (the “Investor”), a Delaware limited liability company, with its principal executive offices at 2251 San Diego Ave, #B150, San Diego, CA 92110.

RECITALS:

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Investor shall invest up to Three Million Dollars ($3,000,000) (the “Commitment Amount”) to purchase the Company’s common stock, par value of $.0001 per share (the “Common Stock”);

WHEREAS, such investments will be made in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), Rule 506 of Regulation D promulgated by the SEC under the 1933 Act, and/or upon such other exemption from the registration requirements of the 1933 Act as may be available with respect to any or all of the investments in Common Stock to be made hereunder; and

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement”) pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act, and the rules and regulations promulgated thereunder, and applicable state securities laws.

NOW THEREFORE, in consideration of the foregoing recitals, which shall be considered an integral part of this Agreement, the covenants and agreements set forth hereafter, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Investor hereby agree as follows:

SECTION I.

DEFINITIONS

For all purposes of and under this Agreement, the following terms shall have the respective meanings below, and such meanings shall be equally applicable to the singular and plural forms of such defined terms.

“1933 Act” shall have the meaning set forth in the recitals.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same will then be in effect.

“Affiliate” means any individual or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with another individual or entity as such terms are used in and construed under Rule 405 under the 1933 Act.

“Agreement” shall have the meaning set forth in the preamble.

“Articles of Incorporation” shall have the meaning set forth in Section 4.3.

“By-laws” shall have the meaning set forth in Section 4.3.

“Certificate” shall have the meaning set forth in Section 2.5.

“Closing” shall have the meaning set forth in Section 2.5.

“Closing Date” shall have the meaning set forth in Section 2.5.

“Commitment Fee Note” shall have the meaning set forth in Section 10.17

“Commitment Amount” shall have the meaning set forth in the recitals.

“Common Stock” shall have the meaning set forth in the recitals.

“Company” shall have the meaning set forth in the preamble.

“DTC” shall have the meaning set forth in Section 2.5.

“DWAC” shall mean Deposit and Withdrawal at Custodian service provided by the Depository Trust Company.

“Effective Date” shall mean the date the SEC declares effective under the 1933 Act the Registration Statement covering the Securities.

“Environmental Laws” shall have the meaning set forth in Section 4.13.

“Execution Date” shall have the meaning set forth in the preamble.

“FAST” shall have the meaning set forth in Section 2.5.

“Investor” shall have the meaning set forth in the preamble.

“Material Adverse Effect” shall have the meaning set forth in Section 4.1.

“Maximum Common Stock Issuance” shall have the meaning set forth in Section 2.6.

“Open Period” shall mean the period beginning on and including the Trading Day immediately following the Effective Date and ending on the earlier to occur of (i) the date which is thirty-six (36) months from the Effective Date; or (ii) termination of the Agreement in accordance with Section 8.

“PCAOB” shall have the meaning set forth in Section 4.6.

“Pricing Period” shall mean, with respect to a particular Put Notice, the five (5) consecutive Trading Days including and immediately following the applicable Put Notice Date.

“Principal Market” shall mean the New York Stock Exchange, the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the OTC Bulletin Board or the OTC Markets Group, whichever is the principal market on which the Common Stock is traded.

“Purchase Amount” shall mean the total amount being paid by the Investor on a particular Closing Date to purchase the Securities, calculated by multiplying the Purchase Price by the Put Amount.

“Purchase Price” shall mean the 80% of the lowest volume weighted average price of the Common Stock during the Pricing Period applicable to the Put Notice, provided, however, an additional 5% will be added to the discount of each Put if (i) the Company is not DWAC eligible and (ii) an additional 10% will be added to the discount of each Put if the Company is under DTC “chill” status on the applicable Put Notice Date and in the case of both, the discount shall be a cumulative increase to the discount will be 15%, i.e., from 80% to 65%

“Put” shall have the meaning set forth in Section 2.2.

“Put Amount” shall have the meaning set forth in Section 2.3.

“Put Notice” shall mean a written notice sent to the Investor by the Company stating the Put Amount in U.S. dollars that the Company intends to sell to the Investor pursuant to the terms of the Agreement and stating the current number of Shares issued and outstanding on such date.

“Put Notice Date” shall mean the Trading Day on which the Investor receives a Put Notice, determined as follows: a Put Notice shall be deemed delivered on (a) the Trading Day it is received by electronic mail or otherwise by the Investor if such notice is received prior to 9:30 a.m. (Pacific time), or (b) the immediately succeeding Trading Day if it is received by electronic mail or otherwise after 9:30 a.m. (Pacific time) on a Trading Day. No Put Notice may be deemed delivered on a day that is not a Trading Day.

“Put Settlement Sheet” shall mean a written letter to the Company by the Investor, evidencing acceptance of the Put and providing instructions for delivery of the Securities to the Investor.

“Put Shares Due” shall mean the Shares to be sold to the Investor pursuant to the Put.

“Registered Offering Transaction Documents” shall mean this Agreement and the Registration Rights Agreement between the Company and the Investor as of the date herewith.

“Registration Rights Agreement” shall have the meaning set forth in the recitals.

“Registration Statement” means the registration statement of the Company filed under the 1933 Act covering the resale of the Securities issuable hereunder by the Investor, in the manner described in such Registration Statement.

“Resolutions” shall have the meaning set forth in Section 7.5.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“SEC Documents” shall have the meaning set forth in Section 4.6.

“Securities” shall mean the shares of Common Stock issued pursuant to the terms of the Agreement.

“Shares” shall mean the shares of the Company’s Common Stock.

“Subsidiaries” shall have the meaning set forth in Section 4.1.

“Trading Day” shall mean any day on which the Principal Market for the Common Stock is open for trading, from the hours of 9:30 am until 4:00 pm.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by (i) Bloomberg Financial L.P. or (ii) Stock Charts/Quote Media if the Investor does not promptly provide the Company the Bloomberg quote/pricing charts for the days involved upon the Company’s request (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)) and (b) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Investor and the Company.

“Waiting Period” shall have the meaning set forth in Section 2.3.

“Warrants” shall have the meaning set forth in Section 10.18.

SECTION II

PURCHASE AND SALE OF COMMON STOCK

2.1       PURCHASE AND SALE OF COMMON STOCK. Subject to the terms and conditions set forth herein, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, up to that number of Shares having an aggregate Purchase Price of Three Million Dollars ($3,000,000).

2.2       DELIVERY OF PUT NOTICES. Subject to the terms and conditions of the Registered Offering Transaction Documents, and from time to time during the Open Period, the Company may, in its sole discretion, deliver a Put Notice to the Investor which states the share amount (designated in whole shares of the Company’s Common Stock), which the Company intends to sell to the Investor on a Closing Date (the “Put”). The Put Notice shall be in the form attached hereto as Exhibit B and incorporated herein by reference. Upon receipt of the Put Notice, the Investor shall deliver to the Company a Put Settlement Sheet on the Put Notice Date. The Put Settlement Sheet shall be in the form attached hereto as Exhibit C and incorporated herein by reference.

2.3       PUT FORMULA. The maximum amount that the Company shall be entitled to Put to the Investor per any applicable Put Notice an amount of shares of Common Stock up to or equal to one hundred percent (100%) of the average of the daily trading volume (U.S. market only) of the Common Stock for the ten (10) consecutive Trading Days immediately prior to the applicable Put Notice Date (the “Put Amount”) so long as such amount is at least $5,000 and does not exceed $150,000, as calculated by multiplying the Put Amount by the average daily VWAP for the ten (10) consecutive Trading Days immediately prior to the applicable Put Notice Date. During the Open Period, the Company shall not be entitled to submit a Put Notice until after the previous Closing has been completed. Notwithstanding the foregoing, the Company may not deliver a Put Notice on or earlier of the tenth (10th) Trading Day immediately following the preceding Put Notice Date (the “Waiting Period”).

2.4       CONDITIONS TO INVESTOR’S OBLIGATION TO PURCHASE SHARES. Notwithstanding anything to the contrary in this Agreement, the Company shall not be entitled to deliver a Put Notice and the Investor shall not be obligated to purchase any Shares at a Closing unless each of the following conditions are satisfied:

i.	a Registration Statement shall have been declared effective and shall remain effective and available for the resale of all the Put Shares Due at all times until the Closing with respect to the applicable Put Notice;

ii.	at all times during the period beginning on the related Put Notice Date and ending on and including the related Closing Date, the Common Stock shall have been listed or quoted for trading on the Principal Market and shall not have been suspended from trading thereon during the Pricing Period;

iii.	the Company has complied with its obligations and is otherwise not in material breach of or in material default under, this Agreement, the Registration Rights Agreement or any other agreement executed in connection herewith which has not been cured prior to delivery to the Investor of the applicable Put Notice;

iv.	no injunction shall have been issued and remain in force, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of the Securities; and

v.	the issuance of the Securities will not violate any shareholder approval requirements of the Principal Market.

If any of the events described in clauses (i) through (v) above occurs during a Pricing Period, then the Investor shall have no obligation to purchase the Put Amount of Common Stock set forth in the applicable Put Notice.

2.5       MECHANICS OF PURCHASE OF SHARES BY INVESTOR. Subject to the satisfaction of the conditions set forth in Sections 2.6 and 7 of this Agreement, the closing of the purchase by the Investor of Securities (a “Closing”) shall occur on the date which is no earlier than five (5) Trading Days following and no later than seven (7) Trading Days following the applicable Put Notice Date (each a “Closing Date”). On each such Closing Date, if the Company’s transfer agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program and that the Securities are eligible for inclusion in the FAST program, the Company shall use all commercially reasonable efforts to cause its transfer agent to electronically transmit the Securities to be issued to the Investor on such date by crediting the account of the Investor’s prime broker (as specified by the Investor in a Put Settlement Sheet) with DTC through its DWAC service. If the Company is not DWAC eligible or the Company is under DTC “chill” on such Closing Date, the Company shall deliver to the Investor pursuant to this Agreement, certificates representing the Securities to be issued to the Investor on such date and registered in the name of the Investor (the “Certificate”). On such Closing Date, after receipt of confirmation of delivery of such Securities to the Investor, the Investor shall disburse the funds constituting the Purchase Amount to the Company’s designated account by wire transfer of (i) immediately available funds if the Investor receives the Securities by 9:30 a.m. (Pacific time) or (ii) next day available funds if the Investor receives the Securities thereafter.

2.6       OVERALL LIMIT ON COMMON STOCK ISSUABLE. Notwithstanding anything contained herein to the contrary, if during the Open Period the Company becomes listed on an exchange that limits the number of shares of Common Stock that may be issued without shareholder approval, then the number of Shares issuable by the Company and purchasable by the Investor, shall not exceed that number of the shares of Common Stock that may be issuable without shareholder approval (the “Maximum Common Stock Issuance”). If such issuance of shares of Common Stock could cause a delisting on the Principal Market, then the Maximum Common Stock Issuance shall first be approved by the Company’s shareholders in accordance with applicable law and the By-laws and the Articles of Incorporation of the Company, if such issuance of shares of Common Stock could cause a delisting on the Principal Market. The parties understand and agree that the Company’s failure to seek or obtain such shareholder approval shall in no way adversely affect the validity and due authorization of the issuance and sale of Securities or the Investor’s obligation in accordance with the terms and conditions hereof to purchase a number of Shares in the aggregate up to the Maximum Common Stock Issuance limitation, and that such approval pertains only to the applicability of the Maximum Common Stock Issuance limitation provided in this Section 2.6.

2.7       LIMITATION ON AMOUNT OF OWNERSHIP. Notwithstanding anything to the contrary in this Agreement, in no event shall the Investor be entitled to purchase that number of Shares, which when added to the sum of the number of shares of Common Stock beneficially owned (as such term is defined under Section 13(d) and Rule 13d-3 of the 1934 Act), by the Investor, would exceed 9.99% of the number of shares of Common Stock outstanding on the Closing Date, as determined in accordance with Rule 13d-1(j) of the 1934 Act.

SECTION III

INVESTOR’S REPRESENTATIONS, WARRANTIES AND COVENANTS

The Investor represents and warrants to the Company, and covenants, that:

3.1       SOPHISTICATED INVESTOR. The Investor has, by reason of its business and financial experience, such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that it is capable of (i) evaluating the merits and risks of an investment in the Securities and making an informed investment decision; (ii) protecting its own interest; and (iii) bearing the economic risk of such investment for an indefinite period of time.

3.2       AUTHORIZATION; ENFORCEMENT. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Investor and is a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

3.3       SECTION 9 OF THE 1934 ACT. During the term of this Agreement, the Investor will comply with the provisions of Section 9 of the 1934 Act, and the rules promulgated thereunder, with respect to transactions involving the Common Stock. During the term of this Agreement, including without limitation any time after the “Effective Date,” the Investor, and its control persons, affiliates, principals and advisors, and any other person or entity acting by, through or in conjunction with any of them, shall not conduct or participate in any short selling or hedging of the Company’s common stock that is the subject of this Agreement or the Registration Rights Agreement.

3.4       ACCREDITED INVESTOR. The Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the 1933 Act.

3.5       NO CONFLICTS. The execution, delivery and performance of the Registered Offering Transaction Documents by the Investor and the consummation by the Investor of the transactions contemplated hereby and thereby will not result in a violation of limited liability company agreement or other organizational documents of the Investor.

3.6       OPPORTUNITY TO DISCUSS. The Investor has received all materials relating to the Company’s business, finance and operations which it has requested. The Investor has had an opportunity to discuss the business, management and financial affairs of the Company with the Company’s management.

3.7       INVESTMENT PURPOSES. The Investor is purchasing the Securities for its own account for investment purposes and not with a view towards distribution and agrees to resell or otherwise dispose of the Securities solely in accordance with the registration provisions of the 1933 Act (or pursuant to an exemption from such registration provisions).

3.8       NO REGISTRATION AS A DEALER. The Investor is not and will not be required to be registered as a “dealer” under the 1934 Act, either as a result of its execution and performance of its obligations under this Agreement or otherwise.

3.9       GOOD STANDING. The Investor is a limited liability company, duly organized, validly existing and in good standing in the State of Delaware.

3.10     TAX LIABILITIES. The Investor understands that it is liable for its own tax liabilities.

3.11     REGULATION M. The Investor will comply with Regulation M under the 1934 Act, if applicable.

3.12     General Solicitation. The Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

3.13     TRANSFER RESTRICTIONS. The Securities may only be disposed of in compliance with federal and state securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an affiliate of the Investor, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the 1933 Act; provided, however, that in connection with any transfer of Securities pursuant to Rule 144, the Company may require the transferor to provide a customary Rule 144 sellers representation letter. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of the Investor under this Agreement and the Registration Rights Agreement, as to issued Securities only.

SECTION IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Schedules attached hereto, the Company represents and warrants to the Investor that:

4.1       ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Nevada, and has the requisite corporate power and authorization to own its properties and to carry on its business as now being conducted. Both the Company and the companies it owns or controls (“Subsidiaries”) are duly qualified to do business and are in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means a change, event, circumstance, effect or state of facts that has had or is reasonably likely to have, a material adverse effect on the business, properties, assets, operations, results of operations, financial condition or prospects of the Company and its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Registered Offering Transaction Documents.

4.2       AUTHORIZATION; ENFORCEMENT; COMPLIANCE WITH OTHER INSTRUMENTS.

i.	The Company has the requisite corporate power and authority to enter into and perform the Registered Offering Transaction Documents, and to issue the Securities in accordance with the terms hereof and thereof.

ii.	The execution and delivery of the Registered Offering Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the issuance of the Securities pursuant to this Agreement, have been duly and validly authorized by the Company’s board of directors and no further consent or authorization is required by the Company, its board of directors, or its shareholders.

iii.	The Registered Offering Transaction Documents have been duly and validly executed and delivered by the Company.

iv.	The Registered Offering Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

4.3       CAPITALIZATION. As of the date hereof, the authorized capital stock of the Company consists of (i) 230,000,000 shares of the Common Stock, par value $.0001 per share, of which 62,612,500 were issued and outstanding as of June 27, 2016, and (ii) 20,000,000 shares of preferred stock, par value $.0001 per share, of which 2,953,840 are designated as Series A Convertible Preferred Stock and are issued and outstanding as of June 27, 2016. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and non-assessable.

Except as disclosed in the Company’s publicly available filings with the SEC or as otherwise set forth on Schedule 4.3:

i.	no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company;

ii.	there are no outstanding debt securities;

iii.	there are no outstanding shares of capital stock, options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries;

iv.	there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement);

v.	there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries;

vi.	there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement;

vii.	the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and

viii.	there is no dispute as to the classification of any shares of the Company’s capital stock.

The Company has furnished to the Investor, or the Investor has had access through EDGAR to, true and correct copies of the Company’s Articles of Incorporation, as in effect on the date hereof (the “Articles of Incorporation”), and the Company’s By-laws, as in effect on the date hereof (the “By-laws”), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

4.4       ISSUANCE OF SHARES. As of the Effective Date, the Company will have reserved the amount of Shares included in the Registration Statement for issuance pursuant to the Registered Offering Transaction Documents, which will have been duly authorized and reserved (subject to adjustment pursuant to the Company’s covenant set forth in Section 5.5 below) pursuant to this Agreement. Upon issuance in accordance with this Agreement, the Securities will be validly issued, fully paid for and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof. In the event the Company cannot reserve a sufficient number of Shares for issuance pursuant to this Agreement, the Company will use its best efforts to authorize and reserve for issuance the number of Shares required for the Company to perform its obligations hereunder as soon as reasonably practicable.

4.5       NO CONFLICTS. The execution, delivery and performance of the Registered Offering Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Articles of Incorporation or the By-laws; or (ii) conflict with, or constitute a material default (or an event which with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, contract, indenture mortgage, indebtedness or instrument to which the Company or any of its Subsidiaries is a party, or to the Company’s knowledge result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and the rules and regulations of the Principal Market or principal securities exchange or trading market on which the Common Stock is traded or listed) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Neither the Company nor its Subsidiaries is in violation of any term of, or in default under, the Articles of Incorporation or the By-laws or their organizational charter or by-laws, respectively, or any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except for possible conflicts, defaults, terminations, amendments, accelerations, cancellations and violations that would not individually or in the aggregate have or constitute a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, statute, ordinance, rule, order or regulation of any governmental authority or agency, regulatory or self-regulatory agency, or court, except for possible violations the sanctions for which either individually or in the aggregate would not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act or any securities laws of any states, to the Company’s knowledge, the Company is not required to obtain any consent, authorization, permit or order of, or make any filing or registration (except the filing of a registration statement as outlined in the Registration Rights Agreement between the parties) with, any court, governmental authority or agency, regulatory or self-regulatory agency or other third party in order for it to execute, deliver or perform any of its obligations under, or contemplated by, the Registered Offering Transaction Documents in accordance with the terms hereof or thereof. All consents, authorizations, permits, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof and are in full force and effect as of the date hereof. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company is not, and will not be, in violation of the listing requirements of the Principal Market as in effect on the date hereof and on each of the Closing Dates and is not aware of any facts which would reasonably lead to delisting of the Common Stock by the Principal Market in the foreseeable future.

4.6       FINANCIAL STATEMENTS. The financial statements of the Company for the years ending December 31, 2015 and 2014 provided to the Investor complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other written information provided by or on behalf of the Company to the Investor which is not included in the SEC Documents, including, without limitation, information referred to in Section 4.3 of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

4.7       ABSENCE OF CERTAIN CHANGES. Except as set forth in Schedule 4.7, the Company does not intend to change the business operations of the Company in any material way. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

4.8       ABSENCE OF LITIGATION AND/OR REGULATORY PROCEEDINGS. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company’s Subsidiaries or any of the Company’s or the Company’s Subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a Material Adverse Effect.

4.9       ACKNOWLEDGMENT REGARDING INVESTOR’S PURCHASE OF SHARES. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length purchaser with respect to the Registered Offering Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Registered Offering Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Investor or any of its respective representatives or agents in connection with the Registered Offering Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor’s purchase of the Securities, and is not being relied on by the Company. The Company further represents to the Investor that the Company’s decision to enter into the Registered Offering Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

4.10     NO UNDISCLOSED EVENTS, LIABILITIES, DEVELOPMENTS OR CIRCUMSTANCES. As of the date hereof, no event, liability, development or circumstance has occurred or exists, or to the Company’s knowledge is contemplated to occur, with respect to the Company or its Subsidiaries or their respective business, properties, assets, prospects, operations or financial condition, that would result in a Material Adverse Effect.

4.11     EMPLOYEE RELATIONS. Neither the Company nor any of its Subsidiaries is involved in any union labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened. Neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that relations with their employees are good. No executive officer (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company’s employ or otherwise terminate such officer’s employment with the Company.

4.12     INTELLECTUAL PROPERTY RIGHTS. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. None of the Company’s trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights necessary to conduct its business as now or as proposed to be conducted have expired or terminated, or are expected to expire or terminate within two (2) years from the date of this Agreement. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, , there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company or its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and its Subsidiaries have taken commercially reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

4.13     ENVIRONMENTAL LAWS. The Company and its Subsidiaries (i) are, to the knowledge of the management and directors of the Company and its Subsidiaries, in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have, to the knowledge of the management and directors of the Company, received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as currently conducted; and (iii) are in compliance, to the knowledge of the management and directors of the Company, with all terms and conditions of any such permit, license or approval where, in each of the three (3) foregoing cases, the failure to so comply would have, individually or in the aggregate, a Material Adverse Effect.

4.14    TITLE. The Company and its Subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as described in Schedule 4.14 or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries. Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

4.15     INSURANCE. Each of the Company’s Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company reasonably believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged.

4.16     REGULATORY PERMITS. The Company and its Subsidiaries have in full force and effect all certificates, approvals, authorizations and permits from the appropriate federal, state, local or foreign regulatory authorities and comparable foreign regulatory agencies, necessary to own, lease or operate their respective properties and assets and conduct their respective businesses in the manner currently being conducted, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, approval, authorization or permit, except for such certificates, approvals, authorizations or permits which if not obtained, or such revocations or modifications which, would not have a Material Adverse Effect.

4.17     INTERNAL ACCOUNTING CONTROLS. As of the date of this Agreement, the Investor acknowledges having had the opportunity to conduct its own due diligence into the Company’s internal controls over financial reporting, and is satisfied that for the purposes of this Agreement and the Registration Rights Agreement, the Company has acceptable reasonable and appropriate financial and reporting protocols in effect.

4.18     NO MATERIALLY ADVERSE CONTRACTS, ETC. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has or is expected in the future to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company’s officers has or is expected to have a Material Adverse Effect.

4.19     TAX STATUS. The Company and each of its Subsidiaries has made or filed all United States federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

4.20     CERTAIN TRANSACTIONS. Except as set forth in Schedule 4.20 and except for transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from disinterested third parties and other than the grant of stock options disclosed in Schedule 4.20, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, consultants, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

4.21     DILUTIVE EFFECT. The Company understands and acknowledges that the number of shares of Common Stock issuable upon purchases pursuant to this Agreement will increase in certain circumstances including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines during the period between the Effective Date and the end of the Open Period. The Company’s executive officers and directors have studied and fully understand the nature of the transactions contemplated by this Agreement and recognize that they have a potential dilutive effect on the shareholders of the Company. The board of directors of the Company has concluded, in its good faith business judgment, and with full understanding of the implications, that such issuance is in the best interests of the Company. The Company specifically acknowledges that, subject to such limitations as are expressly set forth in the Registered Offering Transaction Documents, its obligation to issue shares of Common Stock upon purchases pursuant to this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

4.22     LOCK-UP. The Company shall cause its officers, insiders, directors, and affiliates or other related parties under control of the Company, to refrain from selling Common Stock during each Pricing Period.

4.23     NO GENERAL SOLICITATION. Neither the Company, nor any of its affiliates, nor any person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Common Stock to be offered as set forth in this Agreement.

4.24     NO BROKERS, FINDERS OR FINANCIAL ADVISORY FEES OR COMMISSIONS. No brokers, finders or financial advisory fees or commissions will be payable by the Company, its agents or Subsidiaries, with respect to the transactions contemplated by this Agreement.

SECTION V

COVENANTS OF THE COMPANY

5.1       BEST EFFORTS. The Company shall use all commercially reasonable efforts to timely satisfy each of the conditions set forth in Section 7 of this Agreement.

5.2       REPORTING STATUS. During the Open Period and until one of the following occurs, the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status, or take an action or fail to take any action, which would terminate its status as a reporting company under the 1934 Act: (i) this Agreement terminates pursuant to Section 8 and the Investor has the right to sell all of the Securities without volume restrictions pursuant to Rule 144 promulgated under the 1933 Act, or such other exemption, or (ii) the date on which the Investor has sold all the Securities and this Agreement has been terminated pursuant to Section 8.

5.3       USE OF PROCEEDS. The Company will use the proceeds from the sale of the Securities (excluding amounts paid or to be paid by the Company for fees as set forth in the Registered Offering Transaction Documents, if any) for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that the board of directors of the Company, in its good faith deem to be in the best interest of the Company.

5.4       FINANCIAL INFORMATION. During the Open Period, the Company agrees to make available to the Investor via EDGAR or other electronic means the following documents and information on the forms set forth: (i) within five (5) Trading Days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any Registration Statements or amendments filed pursuant to the 1933 Act; (ii) copies of any notices and other information made available or given to the shareholders of the Company generally, contemporaneously with the making available or giving thereof to the shareholders; and (iii) within two (2) calendar days of filing or delivery thereof, copies of all documents filed with, and all correspondence sent to, the Principal Market, any securities exchange or market, or the Financial Industry Regulatory Association, unless such information is material nonpublic information.

5.5       RESERVATION OF SHARES. The Company shall take all action necessary to at all times have authorized, and reserved the amount of Shares included in the Registration Statement for issuance pursuant to the Registered Offering Transaction Documents. In the event that the Company determines that it does not have a sufficient number of authorized shares of Common Stock to reserve and keep available for issuance as described in this Section 5.5, the Company shall use all commercially reasonable efforts to increase the number of authorized shares of Common Stock by seeking shareholder approval for the authorization of such additional shares.

5.6       LISTING. The Company shall use all commercially reasonable efforts to promptly secure and maintain the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) on the Principal Market and each other national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, such listing of all Registrable Securities from time to time issuable under the terms of the Registered Offering Transaction Documents. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market (excluding suspensions of not more than one (1) Trading Day resulting from business announcements by the Company). The Company shall promptly provide to the Investor copies of any notices it receives from the Principal Market regarding the continued eligibility of the Common Stock for listing on such automated quotation system or securities exchange. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5.6.

5.7       FILING OF FORM 8-K. On or before the date which is four (4) Trading Days after the Execution Date, the Company shall file a Current Report on Form 8-K with the SEC describing the terms of the transaction contemplated by the Registered Offering Transaction Documents in the form required by the 1934 Act, if such filing is required.

5.8       CORPORATE EXISTENCE. The Company shall use all commercially reasonable efforts to preserve and continue the corporate existence of the Company.

5.9       NOTICE OF CERTAIN EVENTS AFFECTING REGISTRATION; SUSPENSION OF RIGHT TO MAKE A PUT. The Company shall promptly notify the Investor upon the occurrence of any of the following events in respect of a Registration Statement or related prospectus in respect of an offering of the Securities: (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Securities for sale in any jurisdiction or the initiation or notice of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of a Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company’s reasonable determination that a post-effective amendment or supplement to the Registration Statement would be appropriate, and the Company shall promptly make available to Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to Investor any Put Notice during the continuation of any of the foregoing events in this Section 5.9.

5.10     TRANSFER AGENT. Upon effectiveness of the Registration Statement, and for so long as the Registration Statement is effective, following delivery of a Put Notice, the Company shall deliver instructions to its transfer agent to issue Shares to the Investor that are covered for resale by the Registration Statement free of restrictive legends.

5.11     ACKNOWLEDGEMENT OF TERMS. The Company hereby represents and warrants to the Investor that: (i) it is voluntarily entering into this Agreement of its own freewill, (ii) it is not entering this Agreement under economic duress, (iii) the terms of this Agreement are reasonable and fair to the Company, and (iv) the Company has had independent legal counsel of its own choosing review this Agreement, advise the Company with respect to this Agreement, and represent the Company in connection with this Agreement.

SECTION VI

CONDITIONS OF THE COMPANY’S ELECTION TO SELL

There is no obligation hereunder of the Company to issue and sell the Securities to the Investor. However, an election by the Company to issue and sell the Securities hereunder, from time to time as permitted hereunder, is further subject to the satisfaction, at or before each Closing Date, of each of the following conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

6.1       The Investor shall have executed this Agreement and the Registration Rights Agreement and delivered the same to the Company.

6.2       The Investor shall have delivered to the Company a Put Settlement Sheet in the form attached here to as Exhibit C on the Put Notice Date.

6.3       No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

SECTION VII

FURTHER CONDITIONS OF THE INVESTOR’S OBLIGATION TO PURCHASE

The obligation of the Investor hereunder to purchase Securities is subject to the satisfaction, on or before each Closing Date, of each of the following conditions set forth below.

7.1        The Company shall have executed the Registered Offering Transaction Documents and delivered the same to the Investor.

7.2        The Common Stock shall be authorized for quotation on the Principal Market and trading in the Common Stock shall not have been suspended by the Principal Market or the SEC, at any time beginning on the date hereof and through and including the respective Closing Date (excluding suspensions of not more than one (1) Trading Day resulting from business announcements by the Company, provided that such suspensions occur prior to the Company’s delivery of the Put Notice related to such Closing).

7.3        The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the applicable Closing Date as though made at that time and the Company shall have materially performed, satisfied and complied with the covenants, agreements and conditions required by the Registered Offering Transaction Documents to be performed, satisfied or complied with by the Company on or before such Closing Date. The Investor may request an update as of such Closing Date regarding the representation contained in Section 4.3.

7.4        The Company shall have executed and delivered to the Investor the certificates representing, or have executed electronic book-entry transfer of, the Securities (in such denominations as the Investor shall request) being purchased by the Investor at such Closing.

7.5        The board of directors of the Company shall have adopted resolutions consistent with Section 4.2(ii) (the “Resolutions”) and such Resolutions shall not have been materially amended or rescinded prior to such Closing Date.

7.6        No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

7.7        The Registration Statement shall be effective on each Closing Date and no stop order suspending the effectiveness of the Registration statement shall be in effect or to the Company’s knowledge shall be pending or threatened. Furthermore, on each Closing Date (i) neither the Company nor the Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to such Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of such Registration Statement, either temporarily or permanently, or intends or has threatened to do so (unless the SEC’s concerns have been addressed), and (ii) no other suspension of the use or withdrawal of the effectiveness of such Registration Statement or related prospectus shall exist.

7.8        At the time of each Closing, the Registration Statement (including information or documents incorporated by reference therein) and any amendments or supplements thereto shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or which would require public disclosure or an update supplement to the prospectus.

7.9        If applicable, the shareholders of the Company shall have approved the issuance of any Shares in excess of the Maximum Common Stock Issuance in accordance with Section 2.6 or the Company shall have obtained appropriate approval pursuant to the requirements of Delaware law and the Company’s Articles of Incorporation and By-laws.

7.10       The conditions to such Closing set forth in Section 2.4 shall have been satisfied on or before such Closing Date.

7.11       The Company shall have certified to the Investor the number of Shares of Common Stock outstanding when a Put Notice is given to the Investor. The Company’s delivery of a Put Notice to the Investor constitutes the Company’s certification of the existence of the necessary number of shares of Common Stock reserved for issuance.

SECTION VIII

TERMINATION

This Agreement shall terminate upon any of the following events:

i.	when the Investor has purchased an aggregate of Three Million Dollars ($3,000,000) in the Common Stock of the Company pursuant to this Agreement;

ii.	on the date which is thirty-six (36) months after the Effective Date; or

iii.	at such time that the Registration Statement is no longer in effect; or

iv.	at any time at the election of the Company upon 15 days written notice.

Any and all shares, or penalties, if any, due under this Agreement shall be immediately payable and due upon termination of this Agreement.

SECTION IX

SUSPENSION

This Agreement shall be suspended upon any of the following events, and shall remain suspended until such event is rectified:

i.	The trading of the Common Stock is suspended by the SEC, the Principal Market or FINRA for a period of two (2) consecutive Trading Days during the Open Period; or,

ii.	During the Open Period, the Common Stock ceases to be registered under the 1934 Act or listed or traded on the Principal Market or the Registration Statement is no longer effective (except as permitted hereunder).

Immediately upon the occurrence of one of the above-described events, the Company shall send written notice of such event to the Investor.

SECTION X

MISCELLANEOUS

10.1    Law Governing this Agreement. This Agreement shall be governed by, and construed and interpreted in accordance with, the substantive laws of the State of California without giving effect to any conflict of laws rule or principle that might require the application of the laws of another jurisdiction. Any dispute, claim, suit, action or other legal proceeding arising out of the transactions contemplated by this Agreement or the rights and obligations of each of the parties shall be brought only in a competent court in San Diego, California or in the federal courts of the United States of America located in San Diego, California. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith agree to submit to the in personam jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Documents by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

10.2     LEGAL FEES; AND MISCELLANEOUS FEES. Except as otherwise set forth in the Registered Offering Transaction Documents (including but not limited to Section 5 of the Registration Rights Agreement), each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. Any attorneys’ fees and expenses incurred by either the Company or the Investor in connection with the preparation, negotiation, execution and delivery of any amendments to this Agreement or relating to the enforcement of the rights of any party, after the occurrence of any breach of the terms of this Agreement by another party or any default by another party in respect of the transactions contemplated hereunder, shall be paid on demand by the party which breached the Agreement and/or defaulted, as the case may be. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of any Securities.

10.3     COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission, PDF, electronic signature or other similar electronic means with the same force and effect as if such signature page were an original thereof.

10.4     HEADINGS; SINGULAR/PLURAL. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and masculine shall include the feminine.

10.5     SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

10.6     ENTIRE AGREEMENT; AMENDMENTS. This Agreement is the FINAL AGREEMENT between the Company and the Investor with respect to the terms and conditions set forth herein, and, the terms of this Agreement may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the Parties.

10.7     NOTICES. Any notices or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by electronic mail (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and email addresses for such communications shall be:

If to the Company:	HealthLynked Corp. 1726 Medical Blvd Suite 101 Naples, FL 34110 Attn: George O’Leary Email: goleary@sksconsulting.us

If to the Investor:	Iconic Holdings, LLC 2251 San Diego Ave. #B150 San Diego, CA 92110 Attn: Michael Sobeck Email: admin@tangierscapital.com

Each party shall provide five (5) business days prior written notice to the other party of any change in address or email address.

10.8     NO ASSIGNMENT. This Agreement may not be assigned.

10.9     NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

10.10   SURVIVAL. The representations and warranties of the Company and the Investor contained in Sections 3 and 4, the agreements and covenants set forth in Section 5 and this Section 11 shall survive each of the Closings and the termination of this Agreement.

10.11  PUBLICITY. The Company and the Investor shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, as determined solely by the Company in consultation with its counsel. The Investor acknowledges that this Agreement and all or part of the Registered Offering Transaction Documents may be deemed to be “material contracts” as that term is defined by Item 601(b)(10) of Regulation S-K, and that the Company may therefore be required to file such documents as exhibits to reports or registration statements filed under the 1933 Act or the 1934 Act. The Investor further agrees that the status of such documents and materials as material contracts shall be determined solely by the Company, in consultation with its counsel.

10.12   EXCLUSIVITY. The Company shall not pursue an equity line transaction similar to the transactions contemplated in this Agreement with any other person or entity until the earlier of (i) the Effective Date and (ii) termination of this Agreement in accordance with Section 8.

10.13   FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

10.14   NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party, as the parties mutually agree that each has had a full and fair opportunity to review this Agreement and seek the advice of counsel on it.

10.15   REMEDIES. The Investor shall have all rights and remedies set forth in this Agreement and the Registration Rights Agreement and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which the Investor has by law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any default or breach of any provision of this Agreement, including the recovery of reasonable attorney’s fees and costs, and to exercise all other rights granted by law.

10.16   PAYMENT SET ASIDE. To the extent that the Company makes a payment or payments to the Investor hereunder or under the Registration Rights Agreement or the Investor enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

10.17   COMMITMENT FEE. Upon the date of execution of this Agreement, the Company shall be required to issue to the Purchaser a 10% $50,000 promissory note as a commitment fee (the “Commitment Fee Note”). In the event that the S-1 is declared effective within 120 days following document execution, $20,000 will be automatically deducted from the balance of the Commitment Fee Note. In the event that the S-1 is declared effective within 135 days (but more than 120 days) following document execution, $12,500 will be automatically deducted from the balance of the Commitment Fee Note. The Company agrees that the issuance of the Commitment Fee Note is a material obligation and that the note is considered fully earned as of the date of execution of this Agreement, regardless of whether or not the Company files the S-1 or is successful in having it deemed effective by the SEC.

10.18   WARRANTS. For each fifty thousand dollars ($50,000) that the Purchaser tenders to the Company for the purchase of shares of Common Stock hereunder, the Company shall grant Warrants to the Investor for the purchase of an equivalent number of shares of Common Stock. The form of the Warrant is attached hereto as Exhibit D. The Warrants shall expire five (5) years from their respective grant date. The exercise price of the Warrants shall be equal to 130% of the weighted average purchase price for the respective “$50,000 increment.” The Warrants shall have a “cashless” or “net exercise” provision.

SECTION XI

NON-DISCLOSURE OF NON-PUBLIC INFORMATION

The Company shall not disclose non-public information to the Investor, its advisors, or its representatives.

Nothing in the Registered Offering Transaction Documents shall require or be deemed to require the Company to disclose non-public information to the Investor or its advisors or representatives, and the Company represents that it does not disseminate non-public information to any investors who purchase stock in the Company in a public offering, to money Managing Members or to securities analysts, provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, immediately notify the advisors and representatives of the Investor and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 12 shall be construed to mean that such persons or entities other than the Investor (without the written consent of the Investor prior to disclosure of such information) may not obtain non-public information in the course of conducting due diligence in accordance with the terms of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, that the Registration Statement contains an untrue statement of material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

SECTION XII

ACKNOWLEDGEMENTS OF THE PARTIES

Notwithstanding anything in this Agreement to the contrary, the parties hereto hereby acknowledge and agree to the following: (i) the Investor makes no representations or covenants that it will not engage in trading in the securities of the Company, other than the Investor will not short or pre-sell, either directly or indirectly through its affiliates, principals or advisors, the Common Stock of the Company at any time; (ii) the Company shall comply with its obligations under Section 5.8 in a timely manner; (iii) the Company has not and shall not provide material non-public information to the Investor unless prior thereto the Investor shall have executed a written agreement regarding the confidentiality and use of such information; and (iv) the Company understands and confirms that the Investor will be relying on the acknowledgements set forth in clauses (i) through (iii) above if the Investor effects any transactions in the securities of the Company.

[Signature Page to Follow.]

Your signature on this Signature Page evidences your agreement to be bound by the terms and conditions of the Investment Agreement as of the date first written above. The undersigned signatory hereby certifies that he has read and understands the Investment Agreement, and the representations made by the undersigned in this Investment Agreement are true and accurate, and agrees to be bound by its terms.

ICONIC HOLDINGS, LLC

By:
Name:
Title:	Manager

HEALTHYLYNKED CORP.

By:
Name:	George G. O’Leary
Title:	Chief Financial Officer

[SIGNATURE PAGE OF INVESTMENT AGREEMENT]

LIST OF EXHIBITS

EXHIBIT A	Registration Rights Agreement

EXHIBIT B	Put Notice

EXHIBIT C	Put Settlement Sheet

EXHIBIT D	Form of Warrant

EXHIBIT A

REGISTRATION RIGHTS AGREEMENT

See attached.

EXHIBIT B

FORM OF PUT NOTICE

Date:

RE: Put Notice Number __

Dear Mr.__________,

This is to inform you that as of today, HealthLynked Corp., a Nevada corporation (the “Company”), hereby elects to exercise its right pursuant to the Investment Agreement to require Iconic Holdings, LLC to purchase shares of its common stock. The Company hereby certifies that:

Put Amount in Shares__________.

The Pricing Period runs from _______________ until _______________.

The current number of shares of common stock issued and outstanding is: _________________.

The number of shares currently available for resale on the S-1 is: ________________________.

Regards,

HealthLynked Corp.

By:
Name:	George G. O’Leary
Title:	Chief Financial Officer

EXHIBIT C

PUT SETTLEMENT SHEET

Date: ________________

Dear ________,

Pursuant to the Put given by HealthLynked Corp. to Iconic Holdings, LLC. (“IH”) on _________________ 201_, we are now submitting the purchase price for the shares of common stock.

Purchase Price per Share _________________.

Shares Being Purchased___________________.

Total Purchase Price _____________________.

Please have a certificate bearing no restrictive legend issued to TG immediately and sent via DWAC to the following account:

[INSERT]

If not DWAC eligible, please send FedEx Priority Overnight to:

[INSERT ADDRESS]

Once these shares are received by us, we will have the funds wired to the Company.

Regards,

ICONIC HOLDINGS, LLC

By:
Name:
Title:	Manager

EXHIBIT D

FORM OF WARRANT

SCHEDULE 4.3

4.3(ii)

$440,299 outstanding notes issued to Dr. Michael Dent, CEO and director, as of May 31, 2016 that are subordinate to the secured note of Investor.

4.3(iii)

Warrants issued to Delaney Equity Group of 5% warrant coverage, warrants issued to Urania Holdings LLC at $0.10 per warrant share tied to a $100,000 investment in HealthLynked Corporation at $0.08 per share, and stock options issued to Dr. Michael T. Dent and George G O’Leary as set forth in their respective employment agreements

4.3( iv)

Company agreed to register common stock issued to certain prior investors, including employees of the Company and “friends and family”

4.7

The Company is moving from solely providing specialized health services to providing both specialized health services as well as healthcare information services, as discussed with the Investor.

4.14

Lien held by Florida Community Bank to be removed in connection with a secured note financing with Investor.

4.20

$440,299 outstanding notes issued to Dr. Michael Dent, CEO and director, that are subordinate to the secured note of Investor.